EXHIBIT 4.15

GLOBAL TELECOMMUNICATION SOLUTIONS, INC.

                                 PROMISSORY NOTE


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.


$_________________                                       November __, 1996


         FOR VALUE RECEIVED, GLOBAL TELECOMMUNICATION SOLUTIONS, INC., a Delaware corporation ("Company"), with its principal office at 5697 Rising Sun Avenue, Philadelphia, Pennsylvania 19120, promises to pay to the order of _________________________, at _____________________________________ ("Holder"),
or registered assigns, on the earlier of (i) the 24-month anniversary of the date hereof and (ii) that date on which the Company undergoes a "change in control" (which shall be deemed to have occurred at such time that any person other than any officers or directors of the Company as of the date hereof, or any stockholders or group of stockholders who beneficially own more than 5% of the outstanding capital stock of the Company as of the date hereof, acquire securities of the Company (in one or more transactions) having 50% or more of the total voting power of all of the Company's securities then outstanding, the principal amount of ________________ Dollars ($____________), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts, without interest. Notwithstanding the foregoing, this Note may be prepaid by the Company at any time in whole or in part without penalty or premium. This Note shall be paid (and prepaid, if applicable) pro rata with certain additional notes of like tenor being issued simultaneously herewith. Payments of principal and interest (if any) are to be made at the address of the Holder designated above or at such other place as the Holder shall have notified the Company in writing at least five days before such payment is due. The dates described in (i) and (ii) above are sometimes referred to herein as the "Maturity Date."

         No interest shall accrue or be paid on this Note unless this Note is not paid on or prior to the Maturity Date, in which event the outstanding principal shall immediately begin to accrue interest at the rate of 12% per annum and the principal amount outstanding and interest accrued thereon shall be convertible, at any time after the Maturity Date at the option of the Holder, into shares of the common stock of the Company, par value $.01 per share ("Common Stock"), in accordance with the terms and provisions of Section 3, below.

         This Note is issued pursuant to a subscription agreement between the Company and the Holder ("Subscription Agreement"), which is available for inspection at the Company's principal office. Reference herein to the Subscription Agreement shall in no way impair the absolute and unconditional obligation of the Company to pay both principal and interest hereon as provided herein.



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         Events of Default.

     (a) Upon the occurrence of any of the following events (herein called "Events of Default"):

                           (i) (A) The Company shall  commence any proceeding or
         other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under any bankruptcy law, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or (B)the Company shall admit the material allegations of any petition or pleading in connection with any such proceeding; or (C) the Company shall apply for, or consent or acquiesce to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or (D) the Company shall make a general assignment for the benefit of creditors;

                           (ii) (A) The commencement of any proceedings or the taking of any other action against the Company in bankruptcy or seeking reorganization, ar rangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, or any other relief under any bankruptcy law or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such events for 60 days undismissed, unbonded or undischarged; or (B) the appointment of a receiver, conservator, trustee or similar officer for the Company for any of its property and the continuance of any of such events for 60 days undismissed, unbonded or undischarged; or (C) the issuance of a warrant of attachment, execution or similar process against any of the property of the Company and the continuance of such event for 60 days undismissed, unbonded and undischarged;

                           (iii) Any breach of any of the Company's material representations or warranties contained in the Subscription Agreement and such breach is not remedied within 20 days of the Company's receipt of written notice of same;

                           (iv) The Company shall fail to perform any of its material obligations contained in the Subscription Agreement and such failure is not remedied within 20 days of the Company's receipt of written notice of same;

                           (v) The Company shall fail to comply with any of its obligations under this Note; provided, however, that with respect to a failure to comply with any of the provisions of Sections 2(a)(i) and 2(a)(iii) of this Note, such failure is not remedied within 20 days after the Company's receipt of written notice of same;

                           (vi) The Company shall default with respect to any indebtedness for borrowed money (other than under this Note) in excess of $500,000 if either (A) the effect of such default is to accelerate the maturity of such indebtedness (giving effect to any applicable grace periods) or (B) the holder of such indebtedness declares the Company to be in default (giving effect to any applicable grace periods) and either Holder does not waive in writing such default within five days of receipt of notice of same; or

                           (vii) Any judgment or judgments against the Company or any attachment, levy or execution against any of its properties for any amount in excess of $500,000 in the aggregate shall remain unpaid, or shall not be released, discharged, dismissed, stayed or fully bonded for a period of 45 days or more after its entry, issue or levy, as the case may be, and Holder does not

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         waive in writing  such failure to pay within five days from the date of receipt of notice of same.

then, and in any such event, the entire principal amount of this Note then outstanding shall forthwith become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived. The Events of Default listed herein are solely for the purpose of protecting the interests of the Holder of this Note. If the Note is not paid in full upon an Event of Default, as required above, interest shall accrue on the outstanding principal of this Note from the date of the Event of Default up to and including the date of payment at a rate equal to 12% per annum.

                  (b) Non-Waiver and Other Remedies. No course of dealing or delay on the part of the Holder of this Note in exercising any right hereunder shall operate as a waiver or otherwise prejudice the right of the Holder of this Note. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

                  (c) Collection Costs; Attorney's Fees. In the event this Note is turned over to an attorney for collection after the Maturity Date or upon the occurrence of an Event of Default, the Company agrees to pay all reasonable costs of collection, including reasonable attorney's fees and expenses and all out of pocket expenses incurred in connection with such collection efforts, which amounts may, at the Holder's option, be added to the principal hereof.

         2. Obligation to Pay Principal and Interest; Covenants. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest (if any) on, this Note at the place, at the respective times, at the rates, and in the currency herein prescribed.

     (a) Affirmative Covenants. The Company covenants and agrees that, while this Note is outstanding, it shall:

                           (i) Pay and  discharge  all  taxes,  assessments  and
         governmental charges or levies imposed upon it or upon its income and profits, or upon any properties belonging to it before the same shall be in default, except where failure to pay will not have a material adverse effect on the Company or its operations; provided, however, that the Company shall not be required to pay any such tax, assessment, charge or levy which is being contested in good faith by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles;

                           (ii) Preserve its corporate existence and continue to engage in business of the same general type as conducted as of the date hereof;

                           (iii) Comply in all material respects with all statutes, laws, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements ("Requirement(s)") of all governmental bodies, departments, commissions, boards, companies or associates insuring the premises, courts, authorities, officials, or officers, which are applicable to the Company, except wherein the failure to comply would not have a material adverse effect on the Company; provided that nothing contained herein shall prevent the Company from contesting the validity or the application of any Requirements.

     (b) Negative  Covenants.  The Company  covenants and agrees that while this
Note is outstanding it will not directly or indirectly:

                           (i) Guaranty or otherwise in any way become or be responsible for indebtedness for borrowed money, or for obligations, in either case of any of its officers, directors or principal stockholders or any of their

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         affiliates, contingently or otherwise, other than such guaranties existing as of the date hereof;

                           (ii) Declare or pay cash dividends;

                           (iii) Sell, transfer or dispose of, any of its assets other than in the ordinary course of its business or such assets that have become obsolete or are no longer necessary for the Company's operations and for fair value; or

                  Conversion.

                  (a) In the event that this Note is not paid in full on the Maturity Date, the Holder may, at its option and its sole discretion, determine to convert ("Conversion Right") all or any portion of this Note, in whole but not in part, into Common Stock, as provided below. The Conversion Right shall not affect in any way the Company's obligation to pay all amounts due (or any of its other obligations) hereunder, unless and until the Holder exercises such Conversion Right.

                  (b) Notice. In order to elect to convert all or any portion of this Note, the Holder must hand deliver or telecopy to the Company a written notice of its election to convert, stating the principal amount of this Note to be converted, the interest accrued on such principal (which also must be converted) and the applicable number of Converted Shares (as defined herein), as determined under Section 3(c) hereof. The date such notice is hand delivered or telecopied to the Company shall be deemed the "Conversion Date." Notwithstanding anything to the contrary contained in this Note, the Company shall have the right, at any time after the Maturity Date, to repay the principal amount of this Note and the interest accrued thereon, provided that it shall first furnish Holder with written notice ("Repayment Notice") of its intention to do so at least five days prior to such repayment. The receipt by Holder of such Repayment Notice shall not extinguish Holder's ability to exercise its Conversion Right in accordance with this Section 3 until such time as repayment is made.

                  (c) Conversion Rate. If the Holder properly elects to convert all or a portion of the principal and interest owed under this Note pursuant to this Section 3, the Company shall convert such principal and interest into the number of shares of the Common Stock ("Converted Shares") equal to the principal amount and interest being converted divided by the lesser of (i) $2.00 ("Set Price") and (ii) 80% of the average of the closing bid price of one share of Common Stock on the five trading days ending the day immediately prior to the Conversion Date ("Market-Based Price"). Notwithstanding the foregoing, in no event shall the Market-Based Price be less than $.25 ("Floor Price"). The Company shall issue certificates for such Converted Shares to the Holder within five business days of the Conversion Date and deliver same to Holder, who shall simultaneously deliver the Note to the Company. If the entire Note is not converted, the Company shall issue to Holder a new Note in the applicable, reduced amount. The number of Converted Shares to be issued to the Holder upon conversion will be rounded up to the nearest whole number.

                  (d)      Adjustments.

     (i) If the outstanding shares of the Company's Common Stock shall be subdivided or split into a greater number of shares, or a dividend in Common Stock shall be paid in respect of Common Stock, the Set Price and Floor Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or split or immediately after the record date of such dividend, be proportionately reduced. If the outstanding shares of Common Stock shall be combined or reverse-split into a smaller number of shares, the Set Price and Floor Price in effect immediately prior to such combination or reverse-split shall, simultaneously with the effectiveness of such combination or reverse-split, be proportionately increased.

     (ii) Upon the happening of any event requiring an adjustment of the Set Price or Floor Price hereunder, the Company shall forthwith give written notice thereto to the

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Holder of this  Note  stating  the  adjusted  Set Price and Floor  Price and the adjusted number of shares purchasable upon the conversion hereof resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  Miscellaneous.

                  (a) Required Consent. The Company may not modify any of the terms of this Note without the prior written consent of the Holder.

                  (b) Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of the Note.

                  (c) Benefit. This Note shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

                  (d) Notices and Addresses. All notices, offers, acceptances and any other acts under this Note (except payment) shall be in writing, and, except as otherwise set forth in Section 3 hereof, shall be sufficiently given if delivered to the addressee in person, by Federal Express or similar receipted overnight delivery or by facsimile delivery.


          To Holder:                  To Holder's address on page 1 of this Note
          To the Company:             Global Telecommunication Solutions, Inc.
                                      5697 Rising Sun Avenue
                                      Philadelphia, Pennsylvania 19120
                                      Attn:    Corporate Secretary
                                               Fax:     (215) 745-9108
  In either case with copies to:      Graubard Mollen & Miller
                                      600 Third Avenue
                                      New York, New York 10016-2097
                                      Attn:    David Alan Miller, Esq.
                                      Fax:     (212) 818-8881

or to such other address as any of them, by notice to the others may designate from time to time. Notices shall be deemed given when received.

                  (d) Governing Law. This Note and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed and interpreted according to the law of the State of New York.

                  (e) Jurisdiction and Venue. The Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding, and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and

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agrees that service of process  upon it mailed by certified  mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

                  (g) Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Note.

     (h)  Survival  of   Representations,   Warranties   and   Agreements.   The
representations, warranties and agreements contained herein shall survive the delivery of this Note.

                  IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

                                        GLOBAL TELECOMMUNICATION
                                          SOLUTIONS, INC.



                                        By:
                                         Shelly Finkel, Chairman of the Board

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